Kurv ETF Trust 485APOS

Exhibit 99.(i)(22)

CONSENT OF VEDDER PRICE P.C., COUNSEL FOR THE REGISTRANT

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 88 to the Registration Statement of Kurv ETF Trust on Form N-1A under the Securities Act of 1933, as amended.

VEDDER PRICE P.C.

/s/ Vedder Price P.C.

Washington, DC

August 28, 2026